As filed with the Securities and Exchange Commission on September 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Renalytix plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Finsgate

5-7 Cranwood Street

London EC1V 9EE

United Kingdom

(Address of principal executive offices) (Zip code)

Renalytix AI plc 2020 Equity Incentive Plan

Renalytix AI plc 2020 Employee Share Purchase Plan

(Full title of the plan)

Renalytix AI, Inc.

1460 Broadway

New York, New York 10036

Tel: +1 646 397 3970

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Marc Recht Madison Jones Katie Kazem Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116 Tel: +1 617 937 2300	Claire Keast-Butler David Boles Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom Tel: +44 (0) 20 7583 4055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Renalytix plc (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 13,153,828 ordinary shares, nominal value £0.0025 per share (the “Ordinary Shares”) of the Company. The 13,153,828 Ordinary Shares being registered herein include (i) 10,961,522 Ordinary Shares issuable pursuant to the Renalytix AI plc 2020 Equity Incentive Plan (the “2020 EIP”) and (ii) 2,192,306 Ordinary Shares issuable pursuant to the Renalytix AI plc 2020 Employee Share Purchase Plan (the “2020 ESPP”).

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-248741, filed with the Securities and Exchange Commission on September 11, 2020, by the Registrant relating to the 2020 EIP and 2020 ESPP pursuant to General Instruction E of Form S-8, except for Item 8, Exhibits, with respect to which the Exhibit Index below is incorporated herein by reference. These additional Ordinary Shares have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2020 EIP and 2020 ESPP, which provide that the total number of Ordinary Shares subject to such plan may be increased each year pursuant to a specified formula.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed with the Commission by the Registrant, are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (File No. 001-39387) for the fiscal year ended June  30, 2023, filed with the Commission on September 28, 2023;

(b) The Registrant’s Current Reports on Form 8-K filed with the SEC on July   3, 2023 (except for the information furnished under Item 7.01 and the exhibit thereto) and September  8, 2023 (except for the information furnished under Item 7.01 and the exhibit thereto); and

(c) The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A, as filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on July 13, 2020, including any amendment or report filed for the purpose of updating such description (File No. 001-39387).

All documents filed by the Registrant (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K that is deemed to be furnished and not filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit No.	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Articles of Association.	F-1	333-239414	3.1	6/24/2020

4.2	Deposit Agreement.	F-1/A	333-239414	4.1	7/13/2020

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).	F-1/A	333-239414	4.1	7/13/2020

5.1*	Opinion of Cooley (UK) LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm (PCAOB ID No. 42).

23.2*	Consent of Cooley (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	2020 Equity Incentive Plan with Non-Employee Sub-Plan and forms of grant notices and agreements thereunder.	F-1	333-239414	10.6	6/24/2020

99.2	2020 Employee Share Purchase Plan.	F-1	333-239414	10.7	6/24/2020

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 28th day of September, 2023.

RENALYTIX PLC

By:	/s/ James McCullough
James McCullough
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of James McCullough and O. James Sterling to act as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments and supplements) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James McCullough James McCullough	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 28, 2023

/s/ O. James Sterling O. James Sterling	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2023

/s/ Fergus Fleming Fergus Fleming	Chief Technology Officer and Director	September 28, 2023

/s/ Catherine Coste Catherine Coste	Director	September 28, 2023

/s/ Daniel J. Levangie Daniel J. Levangie	Director	September 28, 2023

/s/ Erik Lium Erik Lium, Ph.D.	Director	September 28, 2023

/s/ Christopher Mills Christopher Mills	Director	September 28, 2023

/s/ Chirag R. Parikh Chirag R. Parikh	Director	September 28, 2023

/s/ Timothy Scannell Timothy Scannell	Director	September 28, 2023

AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Renalytix plc, has signed this registration statement on September 28, 2023.

RENALYTIX AI, INC.

By:	/s/ O. James Sterling
Name:	O. James Sterling
Title:	Authorized Signatory